                                                           Exhibit 24.1


                               POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Luqman Arnold, Robert B. Mills, Robert C. Dinerstein and Regina Dolan, and each of them, each with full power to act without the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form F-3 relating to the registration of debt securities and warrants issued by UBS AG having an aggregate initial offering price not greater than $1,540,000,000, to sign any and all amendments to such registration statement, to sign any abbreviated registration statement filed pursuant to Rule 462(b) the Securities Act of 1933 and any amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.



     Name                                Title                          Date
     ----                                -----                          ----
                                     President of Group
                                       Executive Board
/s/ Luqman Arnold               (principal executive officer           July 3, 2001
--------------------------         and principal financial
   Luqman Arnold                        officer)



/s/ Hugo Schaub                     Group Controller
--------------------------        (principal accounting                June 26, 2001
   Hugo Schaub                          officer)


/s/ Marcel Ospel                     Chairman and
--------------------------        Member of Board of                   June 25, 2001
  Marcel Ospel                        Directors


/s/ Alberto Togni                  Vice Chairman and
--------------------------        Member of Board of                   June 25, 2001
Alberto Togni                          Directors


/s/ Markus Kundig                  Vice Chairman and
--------------------------        Member of Board of                   June 27, 2001
Markus Kundig                          Directors


/s/ Johannes Antonie de Gier       Vice Chairman and
--------------------------        Member of Board of                   June 27, 2001
Johannes Antonie de Gier               Directors


/s/ Peter Bockli
--------------------------        Member of Board of                   June 27, 2001
Peter Bockli                           Directors


/s/ Sir Peter Davis
--------------------------        Member of Board of                   July 4, 2001
Sir Peter Davis                        Directors


/s/ Eric Honegger
--------------------------        Member of Board of                   June 26, 2001
Eric Honegger                          Directors


/s/ Rolf A. Meyer
--------------------------        Member of Board of                   June 26, 2001
Rolf A. Meyer                           Directors


/s/ Hans Peter Ming
--------------------------        Member of Board of                   June 27, 2001
Hans Peter Ming                         Directors


/s/ Lawrence Allen Weinbach
--------------------------        Member of Board of                   June 25, 2001
Lawrence Allen Weinbach                 Directors